Exhibit 10.4

LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement (“Second Modification”) modifies the Loan Agreement dated July 1, 2008 (as amended, the “Agreement”), regarding a revolving line of credit in the maximum principal amount of $15,000,000 and a term loan in the original principal amount of $13,500,000 (the “Facilities”), executed by CRAFT BREWERS ALLIANCE, INC. (“Borrower”) and BANK OF AMERICA, N.A. (“Bank”). Terms used in this Second Modification and defined in the Agreement shall have the meaning given to such terms in the Agreement. For mutual consideration, Borrower and Bank agree to amend the Agreement as follows:
     1. Pricing Grid in Applicable Rate Definition. The pricing grid in Section 1.6 of the Agreement is amended as follows (with no other changes being made to Section 1.6):

		Applicable Rate
		(in percentage points per annum)
Pricing Level	Funded Debt to EBITDA	LIBOR/IBOR +	Fee Margin:
1	≥ 3.0 to 1	2.25	0.350
2	< 3.0 to 1 but ≥ 2.0 to 1	1.50	0.225
3	< 2.0 to 1	1.25	0.200
     2. Quarterly Reporting. Section 9.2(b) of the Agreement is amended to read as follows:
     (b) Within 45 days of the period’s end (including the last period in each fiscal year), quarterly financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements may be company-prepared. The statements shall be prepared on a consolidated and consolidating basis.
     3. Compliance Certificates. The first phrase of Section 9.2(c) of the Agreement, which was revised to read “With each of the financial statements required under (a) above and with each of the financial statements required (b) above that coincide with a fiscal quarter end,...” is changed to read “Within the period(s) provided in (a) and (b) above,...”
     4. Asset Coverage Ratio. Section 9.4B (Asset Coverage Ratio) is deleted in its entirety.
     5. Investments. Subsection (d) of Section 9.11 of the Agreement is reinstated and added as follows:
     (d) Minority interests in other craft brewers up to $5,000,000 in the aggregate, provided that after the closing of any such investment the amount available to be drawn under the Line of Credit must exceed $2,500,000.
     6. Modification Fee. Borrower shall pay to Bank a modification fee of $5,000 upon execution of this Second Modification.
     7. Representations and Warranties. When Borrower signs this Second Modification, Borrower represents and warrants to Bank that: (a) there is no event that is, or with notice or lapse of time or both would be, an event of default under the Agreement except those events, if any, that have been disclosed in writing to Bank or waived in writing by Bank, (b) the representations and warranties in the Agreement are true as of the date of this Second Modification as if made on the date of this Second Modification, (c) this Second Modification does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Second Modification is within Borrower’s powers, has been duly authorized, and does not conflict with any of Borrower’s organizational papers.

     8. Conditions. This Second Modification will be effective when Bank receives the following items, in form and content acceptable to Bank:
     (a) If required by Bank, evidence that the execution, delivery, and performance by Borrower of this Second Modification and any instrument or agreement required under this Second Modification have been duly authorized.
     (b) Payment by Borrower of the modification fee referenced in Section 6.
     (c) Payment by Borrower of all costs, expenses, and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with this Second Modification.
     9. Other Terms. Except as specifically amended by this Second Modification or any prior amendment, all other terms, conditions, and definitions of the Agreement, and all other documents, instruments, or agreements entered into with regard to the Facilities, shall remain in full force and effect.
     10. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
     11. STATUTORY NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.
     DATED as of June 8, 2010.

Bank:		Borrower:

BANK OF AMERICA, N.A.		CRAFT BREWERS ALLIANCE, INC.

By	/s/ Michael Snook	By	/s/ Terry E. Michaelson

	Michael Snook, Senior Vice President		Terry Michaelson, Chief Executive Officer

SECOND MODIFICATION	- 2 -	lr/01-0071/cbai